SLM Private Credit Student Loan Trust 2004-B
Quarterly Servicing Report
Report Date: 8/31/2004 Reporting Period: 5/06/04 - 8/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		5/5/2004	Activity	8/31/2004
A	i	Portfolio Balance	$1,250,170,429.90	($5,888,370.94)	$1,244,282,058.96
	ii	Interest to be Capitalized	32,404,010.46		47,353,017.57

	iii	Total Pool	$1,282,574,440.36		$1,291,635,076.53

	iv	Cash Capitalization Account (Cii)	232,575,519.00		232,575,519.00

	v	Asset Balance	$1,515,149,959.36		$1,524,210,595.53

	i	Weighted Average Coupon (WAC)	5.182%		5.208%
	ii	Weighted Average Remaining Term	205.92		201.84
	iii	Number of Loans	121,190		120,693
	iv	Number of Borrowers	109,001		108,589
	v	Prime Loans Outstanding	$1,224,010,957		$1,234,313,225
	vi	T-bill Loans Outstanding	$58,242,375		$56,979,507
	vii	Fixed Loans Outstanding	$321,109		$342,345

						% of		% of
	Notes		Cusips	Spread	Balance 5/26/04	O/S Securities	Balance 9/15/04	O/S Securities
B	i	A-1 Notes	78443CBL7	0.050%	$635,000,000.00	42.121%	$630,280,220.85	41.939%
	ii	A-2 Notes	78443CBM5	0.200%	378,000,000.00	25.073%	378,000,000.00	25.152%
	iii	A-3 Notes	78443CBN3	0.330%	277,150,000.00	18.384%	277,150,000.00	18.442%
	iv	A-4 Notes	78443CBP8	0.430%	100,000,000.00	6.633%	100,000,000.00	6.654%
	v	B Notes	78443CBQ6	0.470%	49,242,000.00	3.266%	49,242,000.00	3.277%
	vi	C Notes	78443CBR4	0.870%	68,182,000.00	4.523%	68,182,000.00	4.537%

	vii	Total Notes			$1,507,574,000.00	100.000%	$1,502,854,220.85	100.000%

			5/26/2004	9/15/2004
C	i	Reserve Account Balance ($)	$3,206,436.00	$3,206,436.00
	ii	Cash Capitalization Acct Balance ($)	$232,575,519.00	$232,575,519.00
	iii	Initial Asset Balance	$1,515,149,959.36	$1,515,149,959.36
	iv	Specified Overcollateralization Amount	$30,302,999.19	$30,302,999.19
	v	Actual Overcollateralization Amount	$7,575,959.36	$21,356,374.68
	v	Has the Stepdown Date Occurred?*	No	No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero and June 15, 2009. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

II. 2004-B Transactions from: 5/5/2004 through: 8/31/2004

A	Student Loan Principal Activity
	i	Principal Payments Received	$9,982,999.67
	ii	Purchases by Servicer (Delinquencies >180)	148,245.39
	iii	Other Servicer Reimbursements	9,228.46
	iv	Seller Reimbursements	176,715.71

	v	Total Principal Collections	$10,317,189.23

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	(3,909,610.89)
	iii	Capitalized Insurance Fee	(537,371.26)
	iv	Other Adjustments	18,163.86

	v	Total Non-Cash Principal Activity	$(4,428,818.29)

C	Total Student Loan Principal Activity		$5,888,370.94

D	Student Loan Interest Activity
	i	Interest Payments Received	$2,509,588.16
	ii	Purchases by Servicer (Delinquencies >180)	1,547.89
	iii	Other Servicer Reimbursements	339.85
	iv	Seller Reimbursements	9,454.56
	v	Late Fees	17,448.43
	vi	Collection Fees/Return Items	0.00

	vii	Total Interest Collections	$2,538,378.89
E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	3,909,610.89
	iii	Other Interest Adjustments	40,795.34

	iv	Total Non-Cash Interest Adjustments	$3,950,406.23

F	Total Student Loan Interest Activity		$6,488,785.12

III. 2004-B Collection Account Activity 5/5/2004 through 8/31/2004

A	Principal Collections
	i	Principal Payments Received	$9,926,055.77
	ii	Consolidation Principal Payments	56,943.90
	iii	Purchases by Servicer (Delinquencies >180)	148,245.39
	iv	Reimbursements by Seller	(13,855.54)
	v	Reimbursements by Servicer	9,228.46
	vi	Other Re-purchased Principal	190,571.25

	vii	Total Principal Collections	$10,317,189.23

B	Interest Collections
	i	Interest Payments Received	$2,508,380.08
	ii	Consolidation Interest Payments	1,208.08
	iii	Purchases by Servicer (Delinquencies >180)	1,547.89
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	339.85
	vi	Other Re-purchased Interest	9,454.56
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	17,448.43

	ix	Total Interest Collections	$2,538,378.89

C	Recoveries on Realized Losses		$—

D	Amount from Cash Capitalizaton Account		$—

E	Funds Borrowed from Next Collection Period		$820,415.20

F	Funds Repaid from Prior Collection Periods		$—

G	Investment Income		$734,321.95

H	Borrower Incentive Reimbursements		$16,153.14

I	Interest Rate Cap Proceeds		$—

J	Gross Swap Receipt		$5,150,366.10

	TOTAL FUNDS RECEIVED		$19,576,824.51
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,674,749.24)
K	TOTAL AVAILABLE FUNDS		$17,902,075.27

L	Servicing Fees Due for Current Period		$727,125.72

M	Carryover Servicing Fees Due		$—

N	Administration Fees Due		$20,000.00

O	Total Fees Due for Period		$747,125.72

IV. 2004-B Loss and Recovery Detail 8/31/2004

A	i	Cumulative Realized Losses Test	% of Original Pool	8/31/2004

		September 15, 2004 to June 15, 2009	15%	$227,272,493.90
		September 15, 2009 to June 15, 2012	18%
		September 16, 2012 and thereafter	20%
	ii	Cumulative Realized Losses (Net of Recoveries)		$—

	iii	Is Test Satisfied (ii < i)?		Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$—
	iii	Interest Cash Recovered During Collection Period		$—
	iv	Late Fees and Collection Costs Recovered During Collection Period		$—

	v	Total Recoveries for Period		$—

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$148,245.39
	iii	Cumulative Interest Purchases by Servicer		1,547.89

	iv	Total Gross Defaults:		$149,793.28

V. 2004-B Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	5/5/2004**	8/31/2004	5/5/2004**	8/31/2004	5/5/2004**	8/31/2004	5/5/2004**	8/31/2004	5/5/2004**	8/31/2004
INTERIM:

In School	5.202%	5.197%	99,304	80,219	81.941%	66.465%	$1,069,290,147.99	$845,034,178.57	85.532%	67.913%

Grace	5.395%	5.308%	12,493	24,316	10.309%	20.147%	$93,688,135.41	$265,015,191.42	7.494%	21.299%

Deferment	4.335%	4.747%	1,416	1,340	1.168%	1.110%	$14,858,841.17	$12,973,903.01	1.189%	1.043%

TOTAL INTERIM	5.207%	5.218%	113,213	105,875	93.418%	87.723%	$1,177,837,124.57	$1,123,023,273.00	94.214%	90.255%
REPAYMENT
Active
Current	4.660%	5.027%	6,479	11,332	5.346%	9.389%	$58,265,005.16	$93,283,810.47	4.661%	7.497%
31-60 Days Delinquent	5.230%	5.557%	200	744	0.165%	0.616%	$1,738,783.98	$5,164,928.83	0.139%	0.415%
61-90 Days Delinquent	0.000%	6.104%	0	346	0.000%	0.287%	$0.00	$2,546,168.09	0.000%	0.205%
91-120 Days Delinquent	0.000%	5.735%	0	141	0.000%	0.117%	$0.00	$1,100,252.65	0.000%	0.088%
121-150 Days Delinquent	0.000%	6.421%	0	63	0.000%	0.052%	$0.00	$440,569.57	0.000%	0.035%
151-180 Days Delinquent	0.000%	5.422%	0	22	0.000%	0.018%	$0.00	$188,638.09	0.000%	0.015%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Forbearance	5.179%	5.256%	1,298	2,170	1.071%	1.798%	$12,329,516.19	$18,534,418.26	0.986%	1.490%

TOTAL REPAYMENT	4.762%	5.119%	7,977	14,818	6.582%	12.277%	$72,333,305.33	$121,258,785.96	5.786%	9.745%

GRAND TOTAL	5.182%	5.208%	121,190	120,693	100.000%	100.000%	$1,250,170,429.90	$1,244,282,058.96	100.000%	100.000%

*	Percentages may not total 100% due to rounding
**	PRIOR PERIOD DATA HAS BEEN REVISED

VI. 2004-B Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

-Signature Loans	5.291%	101,777	$995,788,575.09	80.029%
-Law Loans	5.843%	7,077	$91,921,394.97	7.388%
-Med Loans	4.381%	7,872	$73,034,664.26	5.870%
-MBA Loans	4.236%	3,967	$83,537,424.64	6.714%

- Total	5.208%	120,693	$1,244,282,058.96	100.000%

* Percentages may not total 100% due to rounding

VII. 2004-B Interest Rate Swap and Cap Calculations

A	Swap Payments
					Swap Calculation

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$1,224,010,956.64
	Counterparty Pays:
	ii	3 Month LIBOR			1.35250%
	iii	Gross Swap Receipt Due Trust			$5,150,366.10
	iv	Days in Period	5/26/2004	9/15/2004	112
	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less	2.6430%		1.35700%
	vi	Gross Swap Payment Due Counterparty			$5,082,789.10
	vii	Days in Period	5/26/2004	9/15/2004	112

B	Cap Payments
					Cap Calculation

	i	Notional Swap Amount			$975,000,000.00
	Counterparty Pays:
	ii	3 Month LIBOR (interpolated for first accrual period)			1.35250%
	iii	Cap Rate			4.00000%

	iv	Excess (if any) of LIBOR over Cap Rate (ii-iii)			0.00000%
	v	Days in Period	5/26/2004	9/15/2004	112
	vi	Cap Payment due Trust			$—

VIII. 2004-B            Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.004363333	(5/26/04 - 9/15/04)	1.40250%
B	Class A-2 Interest Rate	0.004830000	(5/26/04 - 9/15/04)	1.55250%
C	Class A-3 Interest Rate	0.005234444	(5/26/04 - 9/15/04)	1.68250%
D	Class A-4 Interest Rate	0.005545556	(5/26/04 - 9/15/04)	1.78250%
E	Class B Interest Rate	0.005670000	(5/26/04 - 9/15/04)	1.82250%
F	Class C Interest Rate	0.006914444	(5/26/04 - 9/15/04)	2.22250%

IX. 2004-B            Inputs From Prior Data 5/5/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance		$1,250,170,429.90
	ii	Interest To Be Capitalized		32,404,010.46

	iii	Total Pool		$1,282,574,440.36
	iv	Cash Capitalization Account (CI)		232,575,519.00

	v	Asset Balance		$1,515,149,959.36

B	Total Note and Certificate Factor			1.00000000000
C	Total Note Balance			$1,507,574,000.00

D	Note Balance 5/26/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C

	i	Current Factor	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$635,000,000.00	$378,000,000.00	$277,150,000.00	$100,000,000.00	$49,242,000.00	$68,182,000.00
E	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

G	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
H	Unpaid Administration fees from Prior Quarter(s)			$0.00
I	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

X. 2004-B Note Parity Triggers

		Class A	Class B	Class C
Notes Outstanding	5/26/04	$1,390,150,000	$1,439,392,000	$1,507,574,000
Asset Balance	5/5/04	$1,515,149,959	$1,515,149,959	$1,515,149,959
Pool Balance	8/31/04	$1,291,635,077	$1,291,635,077	$1,291,635,077
Amounts on Deposit*	9/15/04	238,045,941	237,766,739	237,295,298
Total		$1,529,681,018	$1,529,401,815	$1,528,930,375
Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No
Are the Notes Parity Triggers in Effect?		No	No	No
Class A Enhancement		$124,999,959.36
Specified Class A Enhancement		$228,631,589.33	The greater of 15.0% of the Asset Balance or the Specified Overcollateralization Amount
Class B Enhancement		$75,757,959.36
Specified Class B Enhancement		$154,326,322.80	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount
Class C Enhancement		$7,575,959.36
Specified Class C Enhancement		$45,726,317.87	The greater of 3.0% of the Asset Balance or the Specified Overcollateralization Amount

*	Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through E for the Class A; Items B through G for the Class B; and Items B through I for the Class C

XI. 2004-B Cash Capitalization Account Triggers

		Cash Capitalization Account Balance (CI)*	8/31/2004	$232,575,519.00
A	i	10.00% of initial Asset Balance		$151,514,995.94
	ii	Excess, CI over 10.00% of initial Asset Balance		$81,060,523.06
	iii	Release A(ii) excess to Collection Account?**	9/15/2004	DO NOT RELEASE
B	i	5.50% of initial Asset Balance		$83,333,247.76
	ii	Excess, CI over 5.50% of initial Asset Balance		$149,242,271.24
	iii	Release B(ii) excess to Collection Account?**	9/15/2004	DO NOT RELEASE
C	i	3.50% of initial Asset Balance		$53,030,248.58
	ii	Excess, CI over 3.50% of initial Asset Balance		$179,545,270.42
	iii	Release C(ii) excess to Collection Account?**	9/15/2004	DO NOT RELEASE
D	i	1.50% of initial Asset Balance		$22,727,249.39
	ii	Excess, CI over 1.50% of initial Asset Balance		$209,848,269.61
	iii	Release D(ii) excess to Collection Account?**	9/15/2004	DO NOT RELEASE

*	as defined under “Asset Balance” on page S-69 of the prospectus supplement

**	determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-48 of the prospectus supplement

XII. 2004-B Principal Distribution Calculations

Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

i	Is the Class A Note Parity Trigger in Effect?		No
ii	Aggregate A Notes Outstanding	5/26/2004	$1,390,150,000.00
iii	Asset Balance	8/31/2004	$1,524,210,595.53

iv	First Priority Principal Distribution Amount	9/15/2004	$—

v	Is the Class B Note Parity Trigger in Effect?		No
vi	Aggregate A and B Notes Outstanding	5/26/2004	$1,439,392,000.00
vii	Asset Balance	8/31/2004	$1,524,210,595.53
viii	First Priority Principal Distribution Amount	9/15/2004	$—

ix	Second Priority Principal Distribution Amount	9/15/2004	$—

x	Is the Class C Note Parity Trigger in Effect?		No
xi	Aggregate A, B and C Notes Outstanding	5/26/2004	$1,507,574,000.00
xii	Asset Balance	8/31/2004	$1,524,210,595.53
xiii	First Priority Principal Distribution Amount	9/15/2004	$—
xiv	Second Priority Principal Distribution Amount	9/15/2004	$—

xv	Third Priority Principal Distribution Amount	9/15/2004	$—

Regular Principal Distribution

i	Aggregate Notes Outstanding	5/26/2004	$1,507,574,000.00
ii	Asset Balance	8/31/2004	$1,524,210,595.53
iii	Specified Overcollateralization Amount	9/15/2004	$30,302,999.19
iv	First Priority Principal Distribution Amount	9/15/2004	$—
v	Second Priority Principal Distribution Amount	9/15/2004	$—
vi	Third Priority Principal Distribution Amount	9/15/2004	$—
vii	Regular Principal Distribution Amount		$13,666,403.66

Class A Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No
ii	Asset Balance	8/31/2004	$1,524,210,595.53
iii	85% of Asset Balance	8/31/2004	$1,295,579,006.20
iv	Specified Overcollateralization Amount	9/15/2004	$30,302,999.19
v	Lesser of (iii) and (ii - iv)		$1,295,579,006.20
vi	Class A Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$13,666,403.66
vii	Class A Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—
viii	Actual Principal Distribution Amount paid		$4,719,779.15
ix	Shortfall		$8,946,624.51

Class B Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No
ii	Asset Balance	8/31/2004	$1,524,210,595.53
iii	89.875% of Asset Balance	8/31/2004	$1,369,884,272.73
iv	Specified Overcollateralization Amount	9/15/2004	$30,302,999.19
v	Lesser of (iii) and (ii - iv)		$1,369,884,272.73
vi	Class B Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
vii	Class B Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

Class C Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No
ii	Asset Balance	8/31/2004	$1,524,210,595.53
iii	97% of Asset Balance	8/31/2004	$1,478,484,277.66
iv	Specified Overcollateralization Amount	9/15/2004	$30,302,999.19
v	Lesser of (iii) and (ii - iv)		$1,478,484,277.66
vi	Class C Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
vii	Class C Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

XIII. 2004-B Waterfall for Distributions

					Remaining
					Funds Balance

A	Total Available Funds ( Sections III-K )			$17,902,075.27	$17,902,075.27

B	Primary Servicing Fees-Current Month plus any Unpaid			$727,125.72	$17,174,949.55

C	Quarterly Administration Fee plus any Unpaid			$20,000.00	$17,154,949.55

D	Gross Swap Payment due			$5,082,789.10	$12,072,160.45

E	i	Class A-1 Noteholders’ Interest Distribution Amount due	9/15/2004	$2,770,716.67	$9,301,443.78
	ii	Class A-2 Noteholders’ Interest Distribution Amount due	9/15/2004	$1,825,740.00	$7,475,703.78
	iii	Class A-3 Noteholders’ Interest Distribution Amount due	9/15/2004	$1,450,726.28	$6,024,977.50
	iv	Class A-4 Noteholders’ Interest Distribution Amount due	9/15/2004	$554,555.56	$5,470,421.94
	v	Swap Termination Fees due	9/15/2004	$0.00	$5,470,421.94

F	First Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$5,470,421.94

G	Class B Noteholders’ Interest Distribuition Amount due		9/15/2004	$279,202.14	$5,191,219.80

H	Second Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$5,191,219.80

I	Class C Noteholders’ Interest Distribuition Amount			$471,440.65	$4,719,779.15

J	Third Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$4,719,779.15

K	Increase to the Specified Reserve Account Balance			$0.00	$4,719,779.15

L	Regular Principal Distribution Amount — Principal Distribution Account			$4,719,779.15	$0.00

M	Carryover Servicing Fees			$0.00	$0.00

N	Swap Termination Payments			$0.00	$0.00

O	Additional Principal Distribution Amount — Principal Distribution Account			$0.00	$0.00

P	Remaining Funds to the Certificateholders			$0.00	$0.00

XIV. 2004-B Principal Distribution Account Allocations

				Remaining
				Funds Balance
A	Total from Collection Account		$4,719,779.15	$4,719,779.15

B	i	Class A-1 Principal Distribution Amount Paid	$4,719,779.15	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid	$0.00	$0.00
	iv	Class A-4 Principal Distribution Amount Paid	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Principal Distribution Amount Paid		$0.00	$0.00

F	Remaining Class B Principal Distribution Amount Paid		$0.00	$0.00

G	i	Remaining Class A-1 Principal Distribution Amount Paid	$0.00	$0.00
	ii	Remaining Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Remaining Class A-3 Principal Distribution Amount Paid	$0.00	$0.00
	iv	Remaining Class A-4 Principal Distribution Amount Paid	$0.00	$0.00

XV. 2004-B Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due		$2,770,716.67	$1,825,740.00	$1,450,726.28	$554,555.56	$279,202.14	$471,440.65
	ii	Quarterly Interest Paid		2,770,716.67	1,825,740.00	1,450,726.28	554,555.56	279,202.14	471,440.65

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount		$13,666,403.66	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid		4,719,779.15	0.00	0.00	0.00	0.00	0.00

	ix	Shortfall		$8,946,624.51	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$7,490,495.81	$1,825,740.00	$1,450,726.28		$279,202.14	$471,440.65

B	Note Balances			5/26/2004	Paydown Factors	9/15/2004
	i	A-1 Note Balance	78443CBL7	$635,000,000.00		$630,280,220.85
		A-1 Note Pool Factor		1.0000000000	0.0074327231	0.9925672769

	ii	A-2 Note Balance	78443CBM5	$378,000,000.00		$378,000,000.00
		A-2 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iii	A-3 Note Balance	78443CBN3	$277,150,000.00		$277,150,000.00
		A-3 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iv	A-4 Note Balance	78443CBP8	$100,000,000.00		$100,000,000.00
		A-4 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000
	v	B Note Balance	78443CBQ6	$49,242,000.00		$49,242,000.00
		B Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	vi	C Note Balance	78443CBR4	$68,182,000.00		$68,182,000.00
		C Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

XVI. 2004-B Historical Pool Information

			5/06/04 - 8/31/04
Beginning Student Loan Portfolio Balance			$1,250,170,429.90
	Student Loan Principal Activity
	i	Principal Payments Received	$9,982,999.67
	ii	Purchases by Servicer (Delinquencies >180)	148,245.39
	iii	Other Servicer Reimbursements	9,228.46
	iv	Seller Reimbursements	176,715.71

	v	Total Principal Collections	$10,317,189.23
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	(3,909,610.89)
	iii	Capitalized Insurance Fee	$(537,371.26)
	iv	Other Adjustments	18,163.86

	v	Total Non-Cash Principal Activity	$(4,428,818.29)
(-)	Total Student Loan Principal Activity		$5,888,370.94
	Student Loan Interest Activity
	i	Interest Payments Received	$2,509,588.16
	ii	Repurchases by Servicer (Delinquencies >180)	1,547.89
	iii	Other Servicer Reimbursements	339.85
	iv	Seller Reimbursements	9,454.56
	v	Late Fees	17,448.43
	vi	Collection Fees	—

	viii	Total Interest Collections	2,538,378.89
	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	3,909,610.89
	iii	Other Interest Adjustments	40,795.34

	iv	Total Non-Cash Interest Adjustments	$3,950,406.23

	v	Total Student Loan Interest Activity	$6,488,785.12
(=)	Ending Student Loan Portfolio Balance		$1,244,282,058.96
(+)	Interest to be Capitalized		$47,353,017.57
(=)	TOTAL POOL		$1,291,635,076.53
(+)	Cash Capitalization Account Balance (CI)		$232,575,519.00
(=)	Asset Balance		$1,524,210,595.53

XVII. 2004-B Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Sep-04	$1,291,635,077	2.24%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.